Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT is made and entered into as of April 22, 2005 by and between XPEDITE SYSTEMS, INC., a Delaware corporation (the “Company”), and T. LEE PROVOW (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee entered into an Employment Agreement as of August 1, 2003, which was amended by a First Amendment to Employment Agreement as of August 1, 2004 (as so amended, the “Original Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Original Agreement as set forth herein; and

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement;

NOW, THEREFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Employee hereby amend the Original Agreement as follows:

1.	All references to “PTEK Holdings, Inc. (“PTEK”)” shall be deemed references to “Premiere Global Services, Inc. (“PGI”)”.

2.	Section 2.2 is amended by deleting it in its entirety and replacing it with the following:

“Section 2.2. Bonus Compensation. In addition to his base salary, the Employee will be entitled to earn an annual bonus for each calendar year during the term of this Agreement in an amount to be determined based upon performance criteria and targets established from year to year by the Compensation Committee. The Employee’s target bonus for each calendar year will be equal to one hundred percent (100%) of his annual base salary for such year, with 80% of the target bonus allocated to achievement of quarterly targets (i.e., 20% per quarter) and 20% allocated to achievement of annual targets. The timing of determination and the date of payment of the bonus would be consistent with the payment dates for the other senior officers of PGI or the Company.”

3.	Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date hereof.

XPEDITE SYSTEMS, INC.

By:	/s/ L. Scott Askins
Its:	SVP – Legal

EMPLOYEE
/s/ T. Lee Provow
T. Lee Provow

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